Exhibit 99.1

AMERI Holdings Reports Financial Results for the Quarter Ended June 30, 2015 and Provides Operational and Product Updates

PRINCETON, N.J., Aug. 18, 2015 /PRNewswire/ -- AMERI HOLDINGS, Inc. (“Ameri100” or the “Company”) (OTCQB: AMRH), is a strategy consulting firm that brings synergies of classic technology consulting and product-based technology consulting services to its customer base, today reported results for the quarter ended June 30, 2015 (“June 2015 Quarter”).

Financial Highlights

For the June2015 Quarter:

•	Became a public Company and received strategic investment from Lone Star Value Investors, LP

•	Revenue of $3.93 million with gross profit margin of $0.98 million

•	Adjusted EBITDA[1] of $0.49 million, representing a 13% margin

•	2015 guidance of $20 million in revenues and 15% adjusted EBITDA margin[1]

•	Ameri100 continues to analyze acquisition targets and plans to grow revenues to $100 million or more through organic growth and acquisitions

Giri Devanur, CEO of Ameri100, commented, “Our primary focus in the June 2015 Quarter was on strategic initiatives designed to accelerate long-term revenue growth and profitability. During this quarter, we successfully integrated the acquisition of Linear Logics Corp. and expanded our customer base. The acquisition of Linear Logics diversified our service lines with new products and solutions which will have a direct impact on our future revenues.” Mr. Devanur added that the Company will continue to expand its sales across each of its service offerings and has a number of engagements in the pipeline that should provide a healthy revenue increase in the remainder of 2015.

Revenue in the June 2015 Quarter decreased by 1.56% compared to the same period in 2014. The decrease was primarily due to prolonged project timelines and the end of a large project earlier this year. The cost of revenue increased by 2% due to low margin contracts and increased consulting charges paid. During the June 2015 Quarter, the Company was reverse merged into a public shell and the cost of reverse merger amounted to approximately $0.30 million resulting to an increase in total SG&A expense.

New Product Highlights

•	The Company launched SimpleAPO, a product that will enhance Supply Chain collaboration. It also provides sophisticated data analysis and visualization for users.

•
Early 2015, the Company launched The Langer IndexTM which is a mobile-ready, web-based strategic assessment system for collecting and analyzing organizational data about the IT organizations. Ameri100 developed The Langer IndexTM based on many years of research by Dr. Arthur M. Langer of Columbia University’s Center for Technology Management.

Operational Highlights

AMERI HOLDINGS, Inc. acquired Linear Logics Corporation in April, 2015, thereby adding new customers.

The Company’s Executive Vice-President of Strategic Initiatives, Carlos Fernandez, said “Our June 2015 Quarter results were strong, and our ability to provide innovative solutions in response to rapid changes in our customers’ businesses has been critical in strengthening relationships and driving our growth.”

“Technological initiatives remained a high priority this quarter as we launched SimpleAPO, a product that will help to increase forecast accuracy by providing real time collaborations securely,” said President and CEO Giri Devanur.  He also added that the Company is examining several potential acquisitions of technology enterprises in the next two quarters to expand its product and service offerings and its customer base.

About AMERI HOLDINGS, Inc.

AMERI HOLDINGS, Inc. is a strategy consulting firm that brings synergies of classic consulting and product-based consulting services to its customer base. Headquartered in Princeton, New Jersey, with offices in Pune and Bangalore, India, the Company is a global leader in consulting and technology solutions. The Company is a Lean Enterprise Architecture Partner (LEAP), enabling clients to outperform the competition and stay ahead of the innovation curve. It leverages on a global partner ecosystem that has deep knowledge and skills to build & implement great ideas that drive progress for clients and enhance their businesses through innovative solutions.

Use of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including but not limited to adjusted EBITDA. These measures are not in accordance with, or an alternative to, generally accepted accounting principles, or GAAP, and may be different from non-GAAP financial measures used by other companies. The Company believes the presentation of non-GAAP financial measures provides useful information to management and investors regarding various financial and business trends relating to our financial condition and results of operations. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of our ongoing operating performance. In addition, these non-GAAP financial measures are among those indicators the Company uses as a basis for evaluating operational performance, allocating resources and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP financial measures. Reconciliation between certain GAAP and non-GAAP measures is provided at the end of this press release.

Safe Harbor Statement

This press release includes forward-looking statements that relate to the business and expected future events or future performance of Ameri100 and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about Ameri100’s financial and growth projections as well as statements concerning our plans, predictions, estimates, strategies, intentions, beliefs and other information concerning our business and the markets in which we operate. The future performance of Ameri100 may be adversely affected by the following risks and uncertainties: the level of market demand for our services, the highly-competitive market for the types of services that we offer, market conditions that could cause our customers to reduce their spending for our services, our ability to create, acquire and build new businesses and to grow our existing businesses, our ability to attract and retain qualified personnel, currency fluctuations and market conditions around the world, and other risks not specifically mentioned herein but those that are common to industry. For a more detailed discussion of these factors and risks, investors should review Ameri100’s reports on Form 8-K and other reports filed with the Securities and Exchange Commission, which can be accessed through the SEC’s website. Forward-looking statements in this press release are based on management’s beliefs and opinions at the time the statements are made. All forward-looking statements are qualified in their entirety by this cautionary statement, and Ameri100 undertakes no duty to update this information to reflect future events, information or circumstances.

[1] Adjusted EBITDA is a non-GAAP financial measure commonly used and is defined as “earnings before interest, taxes, depreciation, amortization and one-time items.”  The Company’s non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with its financial statements prepared in accordance with GAAP.

For more information contact:

Carlos Fernandez
EVP- Strategic Initiatives
(732) 243-9250

AMERI HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	6/30/2015	3/31/2015
Assets

Current assets:
Cash and cash equivalents	$4,377,590	$825,621
Accounts receivable	4,683,596	2,981,574
Other current assets	266,747	180,622
Total current assets	9,327,933	3,987,817

Investments	-	340,000

Fixed assets – net	30,221	29,906

Intangible assets – net	1,072,165	100,000

Security deposit	6,250	3,750

Total assets	$10,436,569	$4,461,473

Liabilities and Stockholders’ Equity

Long term liabilities:
Convertible notes	$5,000,000	$-
Current liabilities:
Accounts payable	3,426,992	2,936,608
Other current liabilities	442,524	146,791
Taxes payable	448,643	405,218
Total current liabilities	9,318,159	3,488,617

Stockholders’ equity:
Preferred stock, $0.01 par value; 1,000,000 authorized, none issued and outstanding	-	-
Common stock, $0.01 par value; 100,000,000 shares authorized, 11,639,066 and 9,992,828 issued and outstanding as at June 30, 2015 and March 31, 2015, respectively	116,390	99,928
Additional paid-in capital	53,131	35,072
Retained earnings	948,825	837,856
Total stockholders’ equity	1,118,346	972,856

Total liabilities and stockholders’ equity	$10,436,569	$4,461,473

AMERI HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Three months Period ended June 30,
	2015	2014

Net revenue	$3,930,938	$3,993,326
Cost of revenue	2,948,275	2,913,348
Gross profit	982,663	1,079,978
Operating expenses:
Selling, general and administration expenses	489,719	504,805
Merger and acquisition cost	304,924	-
Operating income before other income / (expenses):	188,020	575,173
Interest expense	(25,542)	-
Depreciation and amortization	(8,048)	(8,572)
Interest income	28	-
Net income before income tax	154,458	566,601
Income tax expense	(43,489)	(158,236)
Net and comprehensive income for the period	$110,969	$408,365
Basic income (loss) per share	0.01	0.04
Diluted income (loss) per share	0.01	0.04
Basic weighted average number of shares	11,055,189	9,992,828
Diluted weighted average number of shares	16,666,101	9,992,828

Non-GAAP to GAAP Reconciliation – AMERI HOLDINGS, Inc.

Adjusted EBITDA

	For the Three Months Ended
	June 30,
(dollars in thousands)	2015	2014
Net (Loss) Earnings Attributable to Ameri Holdings, Inc.	$110,969	$408,365

Add back:
Interest Expense	25,542	-
Income Tax (Benefit) Expense	43,489	158,236
Depreciation, Depletion, and Amortization Expense	8,048	8,572
EBITDA	$188,048	$575,173

Adjusted for:
Merger and acquisition costs	304,924	-

Adjusted EBITDA	$492,972	$575,173